Exhibit No. 32.1
Form 10-QSB
Century Controls International, Inc.
File No. 000-30313


          Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
                  Pursuant to Section 906 of the Sarbanes-Oxley
                                  Act of 2002.

     In connection with the Quarterly Report of Century Controls International, Inc. (the "Company") on Form 10-QSB for the period ending November 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Leo Christiansen, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: January 19, 2004                          By:  /s/ Leo Christiansen
                                                 Chief Executive Officer
                                                 Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Century Controls International, Inc. and will be retained by Century Controls International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.